     As filed with the Securities and Exchange Commission on July 5, 1995
                                               Registration Statement No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               ________________

                     INTERNATIONAL TECHNOLOGY CORPORATION
               (Exact name of issuer as specified in its charter)

             DELAWARE                                        33-0001212
      (State of incorporation)                            (I.R.S. Employer
                                                       Identification Number)

     23456 HAWTHORNE BOULEVARD
       TORRANCE, CALIFORNIA                                   90505
       (Address of Principal                                (Zip Code)
        Executive Offices)


                           SPECIAL TURN-A-ROUND PLAN
                 (FISCAL YEAR 1995 MANAGEMENT INCENTIVE PLAN)
                           (Full title of the Plan)

                             MR. ANTHONY J. DeLUCA
               Senior Vice President and Chief Financial Officer
                     International Technology Corporation
                           23456 Hawthorne Boulevard
                          Torrance, California  90505
                    (Name and address of agent for service)

                                (310) 378-9933
         (Telephone number, including area code, of agent for service)

                               ________________

                                With a copy to:

                            KAREN E. BERTERO, ESQ.
                            Gibson, Dunn & Crutcher
                            333 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 229-7000
                               ________________

==========================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                   Proposed              Proposed Maximum
  Title of Securities        Amount to be       Maximum Offering        Aggregate Offering        Amount of
   to be registered          Registered(1)     Price Per Share (2)           Price (2)        Registration Fee (2)
- --------------------------------------------------------------------------------------------------------------------------
  Common Stock,
  $1.00 par value            233,920 shares          $3.125                $731,000             $252.07
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------

  (1)  Each share of Common Stock includes one Preferred Stock Purchase Right.
  (2) Price per share and aggregate offering price are calculated pursuant to Rule 457(h).

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

     (2) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended; and

     (3) The description of the rights to purchase preferred stock issuable in connection with Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware empowers the Registrant to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving as such with respect to another corporation at the request of the Registrant. The General Corporation Law of Delaware also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.
Article 7 of the Registrant's By-laws provides that the Registrant shall, to the fullest extent permitted by applicable law, indemnify its directors and officers with respect to certain threatened, pending or completed actions, suits or proceedings. The Registrant has also entered into Indemnity Agreements with individual directors and officers. These Indemnity Agreements provide that the Registrant will pay any amount which an indemnitee (i.e., a director or officer) is legally obligated to pay because of claims made against the indemnitee based on any act, omission or neglect or breach of duty (whether occurring prior to or after the date of the Indemnity Agreements), including any actual or alleged error or misstatement or misleading statement, committed while acting in his capacity as an officer or director. No indemnification is provided, however, in cases involving dishonesty or improper personal profit.

          The Registrant maintains an insurance policy pursuant to which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          4.1 International Technology Corporation Special Turn-a-Round Plan (Fiscal Year 1995 Management Incentive Plan) (the "1995 Management Incentive Plan") and Form of First Supplement to the 1995 Management Incentive Plan.

          4.2 Form of Restricted Stock and Escrow Agreement Pursuant to the 1995 Management Incentive Plan.

          4.3 Certificate of Incorporation of the Registrant as amended (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1988 and incorporated herein by reference).

          4.4 Amended and Restated Bylaws of the Registrant (previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994 and incorporated herein by reference).

          4.5 Rights Agreement (the "Rights Agreement") dated as of December 14, 1989 by and between the Registrant and Bank of

                    America National Trust and Savings Association, as Rights Agent (previously filed as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-65988) and incorporated herein by reference).

          4.6 Amendment No. 1 to the Rights Agreement (previously filed as an Exhibit to the Registrant's Registration Statement on Form S-3 (No. 33-65988) and incorporated herein by reference).

          4.7 Amendment dated as of April 6, 1995 to Rights Agreement (previously filed as an Exhibit to the Registrant's Current Report on Form 8-K filed on May 2, 1995 and incorporated herein by reference).

          23        Consent of Ernst & Young LLP.

          24 Power of Attorney (included on pages 6 and 7 of this Registration Statement).

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 3rd day of July, 1995.

                                  INTERNATIONAL TECHNOLOGY CORPORATION


                                  By:  Robert B. Sheh
                                       ----------------------------------------
                                       Robert B. Sheh
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Sheh, Anthony J. DeLuca, Eric Schwartz and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                Date
- ---------                                     -----                                ----

/s/ E. Martin Gibson                   Chairman of the Board of                 July 3, 1995
- ----------------------------
E. Martin Gibson                       Directors



/s/ Robert B. Sheh                     Director, President and Chief            July 3, 1995
- ----------------------------
Robert B. Sheh                         Executive Officer



/s/ Donald S. Burns                    Director                                 July 3, 1995
- ----------------------------
Donald S. Burns



/s/ John H. Hutchison                  Director                                 July 3, 1995
- ----------------------------
John H. Hutchison

/s/ Murray H. Hutchison                Director                                 July 3, 1995
- ----------------------------
Murray H. Hutchison



/s/ W. Scott Martin                    Director                                 July 3, 1995
- ----------------------------
W. Scott Martin



/s/ James C. McGill                    Director                                 July 3, 1995
- ----------------------------
James C. McGill



/s/ Jack O. Vance                      Director                                 July 3, 1995
- ----------------------------
Jack O. Vance


/s/ Anthony J. DeLuca                  Senior Vice President and Chief          July 3, 1995
- ----------------------------           Financial Officer (Principal
Anthony J. DeLuca                      Financial Officer)



/s/ Philip H. Ockelmann                Vice President, Treasurer and            July 3, 1995
- ----------------------------           Controller (Principal Accounting
Philip H. Ockelmann                    Officer)


                                 EXHIBIT INDEX

Exhibit                                                           Sequentially
Number              Description                                   Numbered Page*
- ------              -----------                                   -------------
4.1                 International Technology
                    Corporation Special Turn-a-Round
                    Plan (Fiscal Year 1995 Management
                    Incentive Plan) (the "1995
                    Management Incentive Plan") and
                    Form of First Supplement to the 1995
                    Management Incentive Plan.

4.2                 Form of Restricted Stock and Escrow
                    Agreement Pursuant to the 1995
                    Management Incentive Plan.

4.3                 Certificate of Incorporation of the
                    Registrant as amended (previously
                    filed as an Exhibit to the
                    Registrant's Annual Report on Form
                    10-K for the fiscal year ended March
                    31, 1988 and incorporated herein by
                    reference).

4.4                 Amended and Restated Bylaws of the
                    Registrant (previously filed as an
                    Exhibit to the Registrant's Annual
                    Report on Form 10-K for the fiscal
                    year ended March 31, 1994 and
                    incorporated herein by reference).

4.5                 Rights Agreement (the "Rights
                    Agreement") dated as of December 14,
                    1989 by and between the Registrant and
                    Bank of America National Trust and
                    Savings Association, as Rights Agent
                    (previously filed as an Exhibit to the
                    Registrant's Registration Statement on
                    Form S-3 (No. 33-65988) and
                    incorporated herein by reference).

4.6                 Amendment No. 1 to the Rights
                    Agreement (previously filed as an
                    Exhibit to the Registrant's
                    Registration Statement on Form S-3
                    (No. 33-65988) and incorporated herein
                    by reference).

4.7                 Amendment dated as of April 6, 1995 to
                    Rights Agreement (previously filed as
                    an Exhibit to the Registrant's Current
                    Report on Form 8-K filed on May 2,
                    1995 and incorporated herein by
                    reference).

23                  Consent of Ernst & Young LLP.

24                  Power of Attorney (included on pages 6
                    and 7 of this Registration Statement).

__________________________

* This information appears only in the manually signed copy of this Registration Statement filed with the Securities and Exchange Commission.